UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21 Corporate Circle, P.O. Box 15098, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05    Costs Associated with Exit or Disposal Activities

On May 24, 2010, the Company approved a restructuring plan related to its US operations.  The goals of the restructuring plan are to advance the Company’s continued strategy of increasing global competitiveness and remaining diligent in managing its costs, and to realign resources to meet a continued shift in demand from customers for services from the US to Asia and Europe.  The restructuring plan calls for the Company to reduce its US-based workforce by approximately 80 employees or approximately 10%. In addition, the Company will suspend operations at one of its research laboratory facilities in Rensselaer, New York.  Employees and equipment specific to the Rensselaer site will be relocated into nearby AMRI locations.  The Company expects to complete the restructuring plan in the third quarter of 2010.  The Company has estimated that total operating costs will be reduced by approximately $7 million in 2010, and $10 million annually thereafter as a result of this restructuring.  The Company has estimated that it will record a restructuring charge in excess of $3 million in the second quarter of 2010, consisting primarily of cash charges related to lease abandonment charges in excess of $2 million, and approximately $1 million of termination benefits.  The Company estimates that the majority of the cash expenditures related to the termination benefits will be incurred in the second and third quarters of 2010 and the cash expenditures of the lease abandonment will be incurred over the remaining lease term, which ends in 2014.

Item 2.06    Material Impairments

On May 24, 2010, as a result of its restructuring plan, the Company determined that an asset impairment existed related to certain of its laboratory facilities in Rensselaer, NY.  The Company estimates that it will record a non-cash asset impairment charge of $1 – 3 million in the second quarter of 2010.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 20, 2010 W. Steven Jennings, Senior Vice President of Sales, Marketing and Business Development, resigned his position effective June 4, 2010.

Item 7.01    Regulation FD Disclosure

On May 25, 2010, the Company issued a press release announcing its restructuring plan.  A copy of the press release is attached hereto and furnished herewith as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d)          Exhibits

99.1	Press release dated May 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2010	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Mark T. Frost
Name: Mark T. Frost
Title: Senior Vice President, Administration,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 25, 2010